*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.35

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated as of December 7, 2023, by and between TRINITY MINING GROUP, INC., a Delaware corporation (the “Assignor”), and CIPHER BLACK PEARL LLC, a Delaware limited liability company (the “Assignee”).

RECITALS

WHEREAS, Assignor holds 100% of the right, title and interest in and to the agreements described on Exhibit A attached hereto (the “Assumed Contracts”).

WHEREAS, pursuant to the Purchase Agreement (as defined below), the Assignor has agreed to sell, convey, assign, transfer and deliver to the Assignee, and the Assignee has agreed to purchase and acquire from the Assignor, the Assumed Contracts.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Purchase Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.
Capitalized Terms. All capitalized terms used but not defined in this Agreement shall have the meanings set forth in that certain Purchase and Sale Agreement, dated as of November 6, 2023 (the “Purchase Agreement”), by and among the Assignor, the Assignee and Cipher Mining Inc. (f/k/a Good Works Acquisition Corp.), a Delaware corporation.
2.
Assignment and Assumption. The Assignor hereby sells, conveys, assigns, transfers and delivers to the Assignee all of the Assignor’s right, title and interest in and to, and the Assignee hereby purchases and accepts such assignment and assumes all of the Assignor’s duties and obligations under, the Assumed Contracts.
3.
Terms of the Purchase Agreement. The representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be deemed to be expanded, diminished, modified or altered in any way by this instrument, and the Purchase Agreement shall supersede this Agreement but shall remain in full force and effect to the full extent provided therein. The Purchase Agreement, this Agreement and the other Transaction Documents embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all other prior agreements and understandings among the parties hereto with respect to such subject matter. This Agreement is expressly made subject to the terms and provisions of the Purchase Agreement, including all disclaimers, acknowledgements and waivers contained in the Purchase Agreement, and nothing in this Agreement will be deemed

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

to modify the Purchase Agreement or affect the rights of the parties to the Purchase Agreement. In the event of a conflict between this Agreement and the Purchase Agreement, the Purchase Agreement will control. This Agreement may not be modified, amended or superseded except in a writing signed by both the Assignor and the Assignee. This Agreement is binding upon, inures to the benefit of and is enforceable by each of the parties hereto and their respective successors and permitted assigns.
4.
Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to principles of conflicts of law other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York. The parties hereto (a) hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, or, solely to the extent federal jurisdiction is not available with respect to all or portion of such suit, action or other proceeding, the courts of the State of New York located in the Borough of Manhattan, New York City, New York, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the United States District Court for the Southern District of New York, or, solely to the extent federal jurisdiction is not available with respect to all or portion of such suit, action or other proceeding, the courts of the State of New York located in the Borough of Manhattan, New York City, New York and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York or, as applicable and subject to the above, the courts of the State of New York located in the Borough of Manhattan, New York City, New York, with subject matter jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PURCHASE AGREEMENT, THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.
5.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or electronic copies hereof or signatures hereon shall, for all purposes, be deemed originals.
6.
Further Assurances. At the request of either party hereto, and without further consideration, the other party shall execute and deliver to the requesting party such other

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

instruments of sale, transfer, conveyance, assignment and confirmation and provide such materials and information and take such other actions and execute and deliver such other documents as the requesting party may reasonably request in order to consummate and to make effective the transactions contemplated by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TRINITY MINING GROUP, INC.

By: /s/ Austin Davis

Name: Austin Davis
Title: President and Secretary

[Signature Page to Assignment and Assumption Agreement]

CIPHER BLACK PEARL LLC

By: /s/ William Iwaschuk

Name: William Iwaschuk

Title: Co-President & Chief Legal Officer

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT A

Assumed Contracts

***

Exhibit A